1st Source Bank

LOAN AND SECURITY AGREEMENT

Document Date: 02-27, 2019

Customer (Exact Legal Name): Butler National, Inc.	
Address:	19920 W. 161st St
City/State/Zip Code:	Olathe, KS 66062
Phone: (913) 780-9595	**Fax:** 913-780-5088 **Email:** tmcmahon@butlernational.com

1. 1st Source Bank ("Bank") has agreed to lend money to the individual or entity identified above as the "Customer", and may agree to lend additional money to Customer from time-to-time. The principal amount, the interest rate, payment amount, payment due dates, the maturity date and other particulars for each loan shall be set forth in a promissory note, addendum, schedule or other separate document containing such terms (each a "Note"). Customer will make payments when due and payable without offset, defense or counterclaim. All payments will be given tentative credit when received by Bank in Indiana and posted to Customer's account in accordance with standard Bank practices, subject to final collection. All final payments shall be made in immediately available collected funds unless Bank agrees otherwise. All payments shall be applied first to interest, then to principal unless otherwise provided in this Agreement. Interest shall accrue based on a 360-day year and the days actually elapsed.

2. To secure repayment of the loans and performance of the other obligations of Customer under this Agreement, and also to secure all other monetary and non-monetary obligations of Customer to Bank under any other agreement, whether absolute or contingent, direct or indirect, now existing or hereafter arising, Customer grants to Bank a continuing security interest in the "Collateral" as defined in the following sentence. "Collateral" means the aggregate of (a) the property described in any addendum, schedule or other separate document that, by its terms, is made a part of this Agreement; plus (b) any other assets of Customer in which Customer has granted Bank a security interest under any other existing or future agreement, whether or not related to this Agreement. If the property included in Collateral is equipment (whether or not held as inventory)("Equipment"), then Collateral also includes (i) all logs, records and manuals relating to the Equipment, (ii) all present and future attachments, accessories, parts, repairs, additions, accessions, substitutions, exchanges and replacements identified with or relating to the Equipment; (iii) all present and future rights of Customer relating to the physical condition of the Equipment, including under any warranties, service or maintenance agreements, storage agreements or insurance policies; (iv) all present or future rights of Customer in connection with the use and/or operation of the Equipment by any third party under any lease, rental agreement or license; and (v) proceeds of the Equipment and any of (i) through (iv).

3. Customer represents and warrants that:

   (a) Customer is a corporation organized and in good standing under the laws of Nevada, and in good standing in all jurisdictions where qualification is necessary;

   (b) if applicable, the execution and delivery hereof, and all other agreements or writings by and between Customer and Bank have been duly authorized by appropriate action of Customer's governing body;

   (c) Customer is the absolute owner of the Collateral and has full power and authority to grant a security interest in the Collateral to Bank;

   (d) the Collateral is free and clear from all liens, encumbrances, security interests, or other claims other than the security interest of Bank;

   (e) none of the terms of this Agreement or any other agreements between Customer and Bank are in violation of any agreements Customer may have with any third party;

   (f) all financial statements, credit applications, and other information Customer has provided to Bank are truthful and accurate, and all financial statements and other information Customer delivers or provides to Bank in the future also will be truthful and accurate;

   (g) since the date of the most recent financial statements delivered to Bank, there has been no material adverse change in Customer's financial condition or prospects;

   (h) with respect to Equipment, if any, Customer understands and acknowledges that Bank is neither the manufacturer nor distributor of the Equipment and has no knowledge of or familiarity with it. Customer will be accepting the Equipment "as is" and Bank has not made, and will not make, any representation or warranty, express or implied, as to the value, condition, quality, material, workmanship, design, capacity, merchantability, durability, fitness or suitability of the Equipment for any use or purpose, or any other representation or warranty whatsoever, express or implied; and

   (i) Customer acknowledges that by requiring insurance herein (or in the insurance letter) as provided below, Bank does not represent that coverage and limits will necessarily be adequate to protect Customer and such coverage and limits shall not be deemed as a limitation on Customer's liability under Customer's indemnities otherwise set forth in this Agreement.

4. Customer will, at its own cost and expense as applicable:

   (a) deliver to Bank from time-to-time its financial statements, in the same form and type as submitted with Customer's loan request. Customer will deliver its full-year annual financial statements each year as soon as available, but in any event not later than one hundred twenty

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(120) days after the close of each of its fiscal years, together with the opinion or other report of the accountant(s) (if any) retained to compile, review or audit the financial statements. Bank may specify a different form, type or frequency in any addendum, schedule or other separate document that, by its terms, is made a part hereof, or as Bank may reasonably request in any written notice delivered by Bank to Customer;

(b) promptly deliver to Bank such other information and documents regarding the loans, the Collateral, and the business affairs, operations, financial condition or other properties of Customer as Bank may reasonably request from time-to-time;

(c) at all times insure the Collateral with companies acceptable to Bank against loss, collision, theft, vandalism, or other physical damage, liability and other risks and hazards, as Bank reasonably requires, giving due consideration to the kinds of coverage that owners of the property-type(s) included in the Collateral commonly obtain, for an amount(s) not less than the amount(s) set forth in any "Insurance Letter" delivered by Bank to Customer or Customer's insurance agent in connection with any of the Collateral, under policy(ies) of insurance that include a standard long form, loss payable endorsement in favor of Bank, "breach of warranty" or similar coverage against any acts, omissions or neglect by Customer or any other party (other than Bank) that otherwise would negate coverage under such policy(ies), and the insurer's agreement to give written notice to Bank thirty (30) days (or such lesser period as Bank may reasonably accept) before cancellation of or any material change to any such policy(ies) becomes effective as to Bank, whether such cancellation or change is at the request or direction of Customer or the insurer, provided however, that Bank may from time-to-time, upon written notice to Customer, modify or add other insurance requirements so that the scope and amount of coverage required hereunder is consistent with best industry practice and the reasonable commercial interests of Bank; and will deliver to Bank certificates of insurance or other evidence reasonably satisfactory to Bank of compliance with the foregoing insurance requirements;

(d) keep the Collateral safe and secure, in good order, repair, operating condition and appearance, use and operate the Collateral with care and only with qualified personnel in the ordinary course of Customer's business and in conformity with all laws and regulations, keep accurate and complete records concerning the Collateral, and maintain and use the Collateral within the United States unless Customer obtains the Bank's prior written consent to move the Collateral;

(e) pay when due any tax, assessment, levy or charge on or against the Collateral by any governmental authority or other third party, and not suffer or permit, and promptly remove or cause to be removed, any lien, encumbrance, claim, security interest, mechanic's lien, levy, attachment or other interest of any individual or entity other than Bank upon or against the Collateral, except for any of the foregoing that Customer is contesting in good faith;

(f) permit Bank, at all times during business hours, to inspect all or any portion of the Collateral, wherever located, and to inspect, audit, check, and make copies of or extracts from, Customer's books, records, correspondence and other data relating to Customer's financial condition or the Collateral;

(g) do all such acts and execute all instruments, financing statements or other documents as reasonably requested by Bank for the purpose of fully carrying out and effectuating this Agreement and its intent or which Bank reasonably deems necessary to protect the Collateral or perfect the security interests granted herein; and

(h) not mortgage, sell, lease, transfer, set over, abandon, assign, grant a security interest in, permit its identity to be lost, or otherwise dispose of Collateral or any interest therein or any part thereof, except as may be provided in any applicable addendum, schedule or other separate document that, by its terms, is made part of this Agreement; and

(i) advise Bank within thirty (30) days of any change of Customer's name, location of principal office or residence or form of business entity.

5. Other monetary obligations of Customer hereunder include the following:

(a) If Customer is ten (10) days late in making a payment, then Customer shall pay a delinquency charge equal to five percent (5%) of the amount of the late payment (both principal and interest), and Bank shall assess such delinquency charge on the tenth (10th) calendar day after the payment due date. After a default as defined below has continued for 30 days and as long as the default continues, Bank may by notice of default charge interest at the rate set forth in the applicable Note plus three percent (3%) per annum (the "Default Rate"). If imposed, the Default Rate shall apply retroactively to the date the default began.

(b) Customer also shall pay to Bank, or if requested by Bank, directly to the applicable vendor or other third party, any fees, costs, expenses, penalties or interest incurred by Bank in connection with this Agreement, any Note or any of the Collateral, including without limitation, fees, costs or expense of: (i) filing, registering or recording this Agreement and Bank's interests under this Agreement, or any UCC financing, continuation or termination statement or similar official filings or registrations, (ii) any transfer or stamp taxes, (iii) inspection, appraisal or monitoring of the Collateral as Bank may conduct for itself or obtain from a third party in its discretion, (iv) exercising its rights herein or under applicable law to protect its interest in the Collateral by performing obligations of Customer in the event Customer fails to timely perform same, (v) taking possession of, holding, preparing for sale or other disposition and selling or otherwise disposing of the Collateral, and (vi) all attorneys' and other professionals retained by Bank in connection with any of the foregoing, or any exercise of other remedies upon occurrence of a default, whether such fees, costs or expenses are incurred before or after commencement of any bankruptcy case or other insolvency proceeding. All of the foregoing fees, costs or expenses thus incurred or expended by Bank, and any other monies paid by Bank to collect Customer's obligations under any Note or protect its interests in the Collateral shall, at Bank's option, for each instance of fees, cost or expense so incurred or paid by Bank, either be added to the balance of the applicable Note or if more than one Note, then pro-rated among the Notes, and be subject to all of the provisions of this Agreement, or be paid immediately by Customer upon demand by Bank, with interest accruing on the amount so demanded at the Default Rate.

(c) Customer will at all times be liable to and indemnify and hold Bank harmless from and against any and all claims and liabilities on account of death, bodily injury or property damage occasioned by the use or ownership of Collateral.

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6. Customer will be in default if any one or more of the following events takes place:

(a) Customer fails to make any payment when due under (i) this Agreement, (ii) any Note, (iii) any addendum, schedule or other separate document delivered by Customer or Bank that relates to this Agreement, or (iv) under any other agreement between Customer and Bank;

(b) Customer fails to make payment when due or otherwise fails to perform under any agreement for borrowed money, or any obligation of Customer for borrowed money is declared due and payable before its original maturity date;

(c) Customer or any guarantor fails to perform any obligation under this Agreement or any Note, any addendum, schedule or other separate document that, by its terms, is made a part hereof, any guaranty, or under any other agreement between Customer and Bank, provided, however, that, to the extent any such obligation, other than a payment or insurance obligation, can still be performed, such failure continues for more than ten (10) business days after delivery by Bank of a written demand to perform;

(d) any representation or warranty made by Customer in this Agreement is false in any material respect when made, or subsequently becomes no longer true (except for representations and warranties that become untrue solely due to the passage of time);

(e) Customer, or any guarantor of Customer's obligations to Bank, dies, dissolves, merges with another entity, suspends or terminates his/her/its usual business, is unable to pay his/her/its debts as they become due, makes an assignment for the benefit of creditors, applies to any court for the appointment of a trustee or a receiver of all or a substantial part of his/her/its assets or commences any proceeding under any bankruptcy, receivership, insolvency, dissolution or liquidation law of any jurisdiction, or any other individual or entity commences such proceedings against Customer or any such guarantor and Customer or such guarantor acquiescence thereto, or denies liability to Bank or seeks to terminate any agreement with Bank;

(f) Bank, in good faith, believes that the prospect of payment and performance hereunder has substantially diminished or that there is a material adverse change in the financial condition or operations of Customer or any guarantor, including garnishing of or levying on any accounts with Bank; or

(g) Customer's principals as of the inception of this Agreement no longer control or operate the business of Customer.

7. Upon the occurrence of any of the foregoing events of default and at any time thereafter that any event of default is continuing, Bank may do any or all of the following, cumulatively: (i) declare all or any part of the remaining unpaid indebtedness of Customer to Bank to be immediately due and payable, together with all unpaid interest and any other accrued and unpaid monetary obligations of Customer hereunder; (ii) exercise all rights and remedies provided in this Agreement, under the Uniform Commercial Code as in effect in all pertinent jurisdictions and under any other applicable law, treaty or convention, including without limitation the right (a) to immediate possession of all or a portion of the Collateral, (b) to require Customer to assemble the Collateral and deliver it to Bank at a place designated by Bank that is reasonably convenient to both parties, (c) to enter upon any premises on which Collateral or any portion thereof may be located and take possession of same, at any time or times, with or without demanding delivery, with or without judicial process, and with or without the assistance of others, (d) to dispose of Collateral on any premises, including those of Customer, (e) to setoff any property of Customer in the possession or control of Bank, and (f) in Bank's sole discretion, to undertake payment or other performance of any obligation of Customer hereunder that Customer has failed to perform.

In connection with any sale or other disposition of the Collateral by Bank, the requirements of reasonable notice shall be met if such notice is given to Customer and any guarantors at least ten (10) days before the date of any public or private sale or other disposition of Collateral is to be made.

Customer's obligation to repay each Note and all other obligations of Customer hereunder are independent of the obligation of any other individual or entity that has signed this Agreement or other documents as a Customer or a guarantor ("Signer(s)"). It is not necessary for Bank to exercise its rights and remedies in respect of the Collateral before collecting from a Signer. Bank may extend the time for payment of any installment, reduce the size of monthly payments, release Collateral, release one or more Signers from their obligations, waive any right Bank might have against any Signer, extend, renew or agree to alter this Agreement, all without releasing other Signers from their obligations under this Agreement or any guaranty agreement. Any delay by Bank in exercising any rights or remedies hereunder or under any other instrument executed and delivered by Customer to Bank in connection herewith shall not operate as a waiver thereof and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. Bank's acceptance of late or partial payments, or waiver of any default, shall not establish a custom or course of conduct and the waiver by Bank of any default shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived.

8. If any part of this Agreement is determined to be contrary to any law or otherwise defective, then the other provisions of this Agreement shall not be affected thereby, but shall continue in full force and effect. If the effective interest rate, late charges, fees or expenses in connection with any indebtedness hereunder exceeds the maximum lawful amount, then the amount of such item shall be reduced to the maximum lawful amount, and the amount of any excess amount shall be applied to principal, and returned to Customer to the extent the indebtedness has been or is thereby paid in full. This application or refund process shall be Customer's sole remedy for excessive charges.

9. No transfer, renewal, extension or assignment of any loan or Note or this Agreement or any interest hereunder or thereunder, or loss, damage, or destruction of Collateral shall release Customer from Customer's obligations hereunder. Customer hereby waives presentment, demand, protest, notice of protest, notice of non-payment or dishonor, notice of sale of Collateral or any part thereof and all benefit of valuation, appraisement, and all exemption laws now in force or hereafter passed, including stay of execution and condemnation.

10. This Agreement (which includes each Note and all addenda, schedules or other separate documents that, by their terms, are made a part hereof) constitutes the entire agreement between Customer and Bank. Bank may by written notice to Customer correct any error or complete any blank space necessary to cause this Agreement to be accurate and effective. Except to the extent provided otherwise herein, this Agreement can be modified or amended only by a written document signed by both Customer and Bank. Customer hereby (i) waives any right under the applicable Uniform Commercial Code or any other applicable law to receive notice and/or copies of any filed or recorded financing statements,

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amendments thereto, continuations thereof or termination statements; (ii) releases and excuses Bank from any obligation under the applicable Uniform Commercial Code or any other applicable law to provide notice or a copy of any such filed or recorded documents; (iii) authorizes and ratifies any prior filing of a financing statement by Bank; and (iv) appoints Bank as its attorney-in-fact to affix Customer's signature to any form relating to the Collateral and to any Uniform Commercial Code financing statement(s), to take any other action Bank deems necessary to perfect and maintain perfection of the security interests provided herein or as may be required hereby and to do all other acts and things necessary to carry out the intent of this Agreement. Customer further appoints Bank as Customer's attorney-in-fact for Customer and in its name, place and stead (i) if any of the Collateral is covered by a certificate of title, for the **sole and limited purpose** of endorsing in its behalf any necessary forms required to apply for or transfer title and/or indicate Bank's security interest on the certificate of title as contemplated under this Agreement, (ii) to endorse the name of Customer to instruments and documents for purposes of collection or expedition, (iii) in obtaining payment, adjusting, canceling or settling any claims upon or under any insurance policies covering the Collateral, and hereby authorizes Bank to endorse the name of Customer on any checks, drafts or other instruments received or given in payment or liquidation of any claim under any such insurance policy, and (iv) to perform each and every act Bank deems necessary in connection with this power of attorney. Customer further authorizes Bank to execute a power-of-attorney form in Customer's name if and to the extent necessary or convenient to confirm the foregoing grant of authority. The foregoing powers of attorney are coupled with interests in the underlying subject matter and are therefore irrevocable. Bank may assign this Agreement at any time. Customer may not assign its rights or delegate its duties under this Agreement without the express prior written consent of Bank.

11. With respect to any disputes between the parties, any proceeding by Bank against Customer may be brought by Bank in a court of competent jurisdiction located in the County of St. Joseph, State of Indiana (which court shall have jurisdiction to hear such matters) and Customer hereby irrevocably consents and submits itself to jurisdiction in any such court. Customer consents to service of process by first-class mail or messenger directed to Customer at Customer's address set forth above. Nothing herein affects or limits the rights of Bank to serve legal process in any other manner permitted by law or the rights of Bank to bring any action or proceeding against Customer or its property in courts of any other jurisdiction. Customer waives any bond or surety or security upon such bond or surety that might, but for this waiver, be required of Bank. Due to the complexity, high cost and time involved in commercial litigation before a jury, Customer and Bank each knowingly, voluntarily, irrevocably, and after the opportunity to consult with respective counsel, without coercion, waives any and all rights to trial by jury of any disputes between them and further waives any right to consolidate, by counterclaim or otherwise, any action or proceeding concerning any dispute between them with any other action or proceeding in which there is a trial by jury or in which a jury trial cannot be or has not been waived. Nothing herein shall affect Bank's right before, during or after commencing proceedings for court enforcement of its rights hereunder to exercise self-help remedies, such as repossession or set-off under the Uniform Commercial Code or other applicable law, convention or treaty, including Bank's right to bring an action in any court of competent jurisdiction for the purpose of enforcing any self-help remedies. This Agreement, together with each Note and Bank's interests in the Collateral, shall be governed in all respects by the laws of the State of Indiana (without regard to conflict of law principles).

12. Any notice or other communication given under this Agreement must be in writing and be delivered to the recipient party. Notices to Customer shall be delivered personally, sent via fax, or mailed (by regular first class mail, or certified or registered mail, or by recognized overnight courier), postage prepaid to Customer at its address or fax number shown at the beginning of this Agreement. Notices to Bank shall be delivered personally or mailed (by regular first class mail, or certified or registered mail, or by recognized overnight courier), postage prepaid to Bank's address for notices: P. O. Box 783, South Bend, IN 46624 for mail, 100 North Michigan Street, South Bend, IN 46601 for overnight courier, in either case to the attention of Credit Notice Desk. The parties may give notice to designate a different address for notices to the party.

13. In addition to notices or other formal communications given under this Agreement, Customer authorizes Bank to send communications to it via fax or regular email from time to time. Although email generally is an efficient and effective means of communicating, it is not a secure means of communication. Customer acknowledges that there is risk of improper interception of sensitive, confidential or proprietary information when that information is transmitted via regular email. To mitigate such risk, Bank offers to encrypt information it sends to Customer via email or to communicate such information by secure fax or overnight delivery. Because these more secure means of transmitting information are not as convenient as regular email, Customer prefers to accept those risks rather than pursue less convenient means of communication. Accordingly, Customer (i) acknowledges its acceptance of the risks associated with regular email transmission of confidential information, and (ii) releases Bank from any claim for losses or damages as a consequence of improper interception of confidential information while in route to or from Customer via regular email.

14. A fax or other electronic reproduction of this page or any other Note, document, schedule, exhibit or attachment to this Agreement executed in connection with this Agreement with the signature of either party to this Agreement shall be as effective and valid as if such page bore the original signature of such party. This Agreement may be executed and delivered in counterparts and via fax or other electronic means. Customer acknowledges that Customer has received and retained a completed copy of this Agreement and any UCC financing statement filed or to be filed in respect of the Collateral. Customer confirms that if it has received copies of documents for execution from Bank via any means of electronic delivery (including email), that it has made no changes to such documents and the documents are identical in content to the version dispatched by Bank to Customer.

15. This Agreement shall be deemed accepted by Bank in South Bend, Indiana, by the Bank's act of funding the first loan made under this Agreement.

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Executed by Customer on February 18, 2019.

CUSTOMER: Butler National, Inc.

Signature: x [signature]

Printed Name and Title:x CLARK D. STEWART, CEO

1st SOURCE BANK

By: [signature]

HELEN M. H. ATKINSON, OPERATIONS MANAGER

CAH 2-18-19 5/15

1st Source Bank

Specialty Finance Group, Aircraft Division

Retail/Owner/Operator

Loan No. 9922100911182

SCHEDULE "A"

This Schedule A is a part of the Loan and Security Agreement dated 02-27-2019 ("Agreement") between Butler National, Inc. ("Customer") and 1st Source Bank ("Bank"). This Schedule A describes certain property that is included in the "Collateral" (as defined in the Agreement) and includes additional terms in respect of such property, and is executed in connection with a specific loan being made under the Agreement that is indicated above ("Loan"). For the avoidance of doubt, the property described in this Schedule A is included in and is a part of the "Collateral" as defined in the Agreement and is in addition to any other property on which a lien or security interest is granted in favor of Bank, and nothing in this Schedule A does, nor should be implied to, limit any description of Collateral in any other document or release or discharge any lien on or security interest in any other property granted by Customer to Bank.

1. Customer grants Bank a security interest in the following Aircraft (which shall be included in the "Equipment" described in the Agreement):

YEAR MFG	MFG OF AIRCRAFT	MODEL NO.	SERIAL NO.	FAA REG NO.
2003	RAYTHEON AIRCRAFT COMPANY	B300	FL-381	N331GR
MFG OF ENGINE(S)	**ENGINE MODEL NO(S)** 550+ HP ☒ Yes or 1750+ lbs thrust ☐ No	**ENGINE SERIAL NO(S)**	**MFG OF PROPELLER(S)** 750 or greater HP ☐ Yes ☐ No	**PROP SERIAL NO(S)**
PRATT & WHITNEY CANADA	PT6A-60A (PT6A SERIES)	PCE-PK0510 (PK0510)		
PRATT & WHITNEY CANADA	PT6A-60A (PT6A SERIES)	PCE-PK0509 (PK0509)		

DESCRIBE EXTRA EQUIPMENT:

The Collateral also specifically includes (a) all propellers, extra engines, furnishings, avionics and other instruments, and spare parts, identified with or otherwise related to the Aircraft; (b) all logs, manuals and other records relating to Collateral items; (c) all rights under any management, operating or similar agreement in respect of the Aircraft; and (d) all rights under any engine or maintenance services contracts (such as an MSP or JSSI program) and under any computerized aircraft maintenance programs or similar recordkeeping service arrangements (together "Maintenance Programs").

2. The Collateral is at least in part subject to the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa (the "Cape Town Convention"), and the foregoing grant of a security interest creates in Bank's favor an "international interest" (as provided in the Cape Town Convention) in the Collateral that is subject to the Cape Town Convention.

3. Customer confirms that it has been approved as a "transacting user entity" by the international registry located in Dublin, Ireland, established pursuant to the Cape Town Convention (the "International Registry"), and that it has appointed an administrator who is a "transacting user" that can consent to the registration on the International Registry of the international interest created in the Collateral under the Agreement (the "international registration"). Customer hereby consents to the international registration, and agrees that it will:

   (a) cooperate fully with Bank in connection with making and maintaining the international registration, and in particular Customer will timely consent to the international registration upon issuance of the International Registry's request for consent, according to the procedures of the International Registry;

   (b) not consent to any registration relating to the Aircraft's airframe or engines with the International Registry other than Bank's interests under the Agreement without Bank's advance written consent;

   (c) not permit any terminations of Bank's international interests hereunder without Bank's advance written consent;

   (d) not grant or issue an Irrevocable De-Registration and Export Request Authorization ("IDERA") pursuant to the Cape Town Convention relating to the Collateral in favor of any party other than Bank;

   (e) promptly on request effect a discharge of any non-consensual or other international interests that may be registered on the International Registry other than Bank's interests under the Agreement.

4. In connection with this Schedule A, Customer has executed an IDERA in favor of Bank. Customer consents to Bank filing the IDERA with the FAA. If a default under the Agreement occurs, in addition to the rights and remedies described in the Agreement Bank shall have all of the rights and remedies specified in the Cape Town Convention including in particular the right to exercise its rights pursuant to the IDERA. These rights include the procurement of the de-registration of the Aircraft and the export and physical transfer of the Aircraft from the United States.

5. Pursuant to the Cape Town Convention, Customer hereby expressly consents in advance to any assignment by Bank of all or part of the Agreement, the Loan, this Schedule A and Bank's "international interest" created by this Schedule A (including all of the associated rights therein).

6. The Aircraft shall be used and operated in compliance with all applicable Federal Aviation Regulations and the applicable regulations of any foreign country in which the Aircraft may be operated. Customer shall not remove the Aircraft from the United States for a period exceeding thirty (30) consecutive days, without the prior written consent of Bank. Customer will notify Bank immediately if the police or any other authority seizes or impounds the Aircraft.

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7. The Aircraft is eligible for, and is, registered with the FAA in Customer's name as "owner" and shall remain on the US FAA registry during the term of the Agreement. Customer qualifies as a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15), because: (a) the president of the Customer is a citizen of the United States as defined in 49 U.S.C. § 40102(a)(15); (b) at least two-thirds of the managing officers and members of the board of directors of the Customer are individuals who qualify as citizens of the United States as defined in 49 U.S.C. § 40102(a)(15); (c) the Customer is under the actual control of citizens of the United States; and (d) at least 75% of the voting interest of the Company is owned by citizens of the United States as defined in 49 U.S.C. § 40102(a)(15).

8. Customer hereby irrevocably appoints Bank as its true and lawful attorney in fact to generally do any and all acts and things as may be required and to execute and deliver on its behalf and in its name any documents, instruments or certificates and any amendments thereto (if any) which may be required to:(a) register, re-register or renew the registration of the Aircraft in the name of Customer with the FAA, including but not limited to executing any FAA AC Forms 8050-1, 8050-1A or 8050-1B, obtaining replacement certificates of registration, and submitting any information or forms on or through the FAA website established to allow for the registration, re-registration or renewal of the Aircraft's registration.

9. Customer confirms and agrees that Customer has inspected and accepted the Aircraft as satisfactory in all respects. In addition to its obligations in the Agreement, Customer will keep the Aircraft airworthy and in good repair and operating condition in accordance with all rules and regulations of the Federal Aviation Administration ("FAA") and the manufacturer's approved maintenance and operations manuals, use the Aircraft for the purposes and in the manner required for the insurance coverage in respect of the Aircraft and its use, and only operate the Aircraft with currently certified pilots having the minimum total pilot hours required by such rules, regulations and/or insurance.

10. Customer will keep its current Maintenance Programs in full force and effect. If there are no Maintenance Programs in effect at the time this Schedule A is executed, then on Bank's request Customer will enroll and thereafter keep in effect a Maintenance Program as designated by Bank. Customer will at all times allow Bank to have full access to all records or reports by all Maintenance Programs, and on Bank's request will confirm to any Maintenance Program provider or sponsor that Bank has such access to information. Customer appoints Bank as its attorney-in-fact to deal with any Maintenance Program as necessary or appropriate in order to enforce or assure Bank's rights to information under the Maintenance Program. This power of attorney is coupled with an interest in the underlying subject matter and is expressly made irrevocable.

11. Customer will not sell, lease or otherwise transfer ownership or possession of any of the Aircraft to another person without Bank's prior written consent.

Executed by Customer on February 18, 2019

CUSTOMER: Butler National, Inc.

Signature: x [signature]

Printed Name and Title:x CLARK D. STEWART, CEO

CDS 2-18-19 7/15